UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 23, 2011

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:   (937) 224-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

On September 23, 2011, DPL Inc. (“DPL”) held its 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”) to consider nine proposals presented at the meeting.  A brief description and the results of the nine proposals are set forth below.  The proposals are described in greater detail in the definitive proxy statement DPL filed with the Securities and Exchange Commission on August 5, 2011, as modified by a correction to the definitive proxy statement filed with the Securities and Exchange Commission on August 24, 2011 (the “DPL 2011 Proxy Statement”).

1.               Shareholders elected the three directors nominated by DPL’s Board of Directors for three-year terms expiring in 2014, based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul M. Barbas	81,964,579	6,686,530	14,255,266
Barbara S. Graham	81,534,475	7,116,634	14,255,266
Glenn E. Harder	81,580,714	7,070,395	14,255,266

2.               Shareholders adopted the Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 19, 2011, by and among DPL, The AES Corporation (“AES”) and Dolphin Sub, Inc. (as it may be amended from time to time), and approved the related merger (the “Merger”), based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,100,867	7,927,130	623,112	14,255,266

3.               Shareholders did not approve an amendment to DPL’s Regulations that would have reduced the percentage of shareholder votes necessary to amend certain sections of DPL’s Regulations, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,340,837	10,227,304	1,082,968	14,255,266

While the proposal relating to DPL’s Regulations did receive a majority of the votes cast, in order for this proposal to pass, the affirmative vote of holders of two-thirds of the outstanding common stock of DPL was required to approve the proposal.

4.               Shareholders approved a non-binding, advisory resolution approving the compensation of DPL’s named executive officers, as described in the Compensation Discussion and Analysis section and related compensation tables (together with the accompanying narrative disclosure) in the DPL 2011 Proxy Statement, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,454,673	12,095,177	4,101,259	14,255,266

5.               Shareholders voted on a non-binding, advisory resolution with respect to the frequency of conducting future non-binding, advisory votes on the compensation of DPL’s named executive officers, and the outcome of the voting was as follows:

Votes for One Year	Votes for Two Years	Votes for Three Years	Abstentions	Broker Non- Votes
69,762,568	1,975,976	10,997,050	5,915,515	14,255,266

A majority of the votes entitled to vote at the 2011 Annual Meeting were cast in favor of holding a non-binding, advisory vote on the compensation of DPL’s named executive officers every year, supporting the recommendation by DPL’s Board of Directors on this proposal.  In consideration of this shareholder vote, DPL’s Board of Directors has decided that DPL will hold a non-binding, advisory vote on its named executive officers’ compensation every year until the next non-binding, advisory shareholder vote on the frequency of these “say-on-pay” votes or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of DPL’s shareholders.

6.               Shareholders approved a non-binding, advisory resolution approving the compensation that may be paid or become payable to DPL’s named executive officers in connection with the Merger (as described in the DPL 2011 Proxy Statement), based on the  following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,698,443	18,540,761	4,411,905	14,255,266

7.               Shareholders re-approved the material terms of the performance goals under DPL’s Equity Performance and Incentive Plan, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,143,576	7,129,933	2,377,600	14,255,266

8.               Shareholders ratified the appointment of KPMG LLP as DPL’s independent public accountant for 2011, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,328,434	7,622,844	1,955,097	—

9.               Shareholders approved the adjournment of the 2011 Annual Meeting to another time and place if it had been necessary or appropriate to solicit additional proxies to adopt the Merger Agreement and approve the Merger, or act on any of the other proposals at the meeting, based on the votes set forth below.  Since all of the other proposals presented at the 2011 Annual Meeting were approved, the adjournment was not necessary.

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,572,769	17,576,600	1,501,740	14,255,266

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: September 29, 2011
/s/ Arthur G. Meyer
	Name:	Arthur G. Meyer
	Title:	Senior Vice President and General Counsel